UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	75-2242792 (I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025 (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145856

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.0001 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of the Registrant's Securities to Be Registered

A description of securities registered hereby is set forth in the Registration Statement on Form S-4, Registration No. 333-145856, filed with the Securities and Exchange Commission on September 14, 2007, and is incorporated by reference herein.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 5, 2007	XCORPOREAL, INC.

	By:	/s/ ROBERT WEINSTEIN
Robert Weinstein
Chief Financial Officer